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                                                                   Exhibit 10.18

                          AECOM TECHNOLOGY CORPORATION
                               EXCESS BENEFIT PLAN

                             Effective July 1, 1996

                                1997 Restatement
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                          AECOM TECHNOLOGY CORPORATION
                              EXCESS BENEFIT PLAN


I.   Establishment and Purpose

     1.1 Effective July 1, 1996, AECOM Technology Corporation established this Excess Benefit Plan ("Plan") solely to restore benefits which are lost under the Company's Pension Plan due to the operation of Sections 401(a)(17) and 415 of the Code. The 401(a)(17) benefit restoration feature of this Plan is intended to be an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees described in Section 201(2) of ERISA. The 415 benefit restoration feature of the Plan is intended to be an "excess benefit plan" within the meaning of Title I of ERISA.

     1.2 Effective November 20, 1997, the Plan was restated to reflect the expansion of Beneficiaries of pre-Retirement Death Benefits and elimination of the 50% joint & survivor annuity.

II.  Definitions

     2.1   Actuarial Equivalent means a benefit of equivalent value, calculated
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           using the assumptions used in the AECOM Pension Plan; however, when calculating an Actuarial Equivalent lump sum benefit under Section 3.5(b)(1), 3.6, or 3.7 or the guaranteed installment options under
           Section 3.5(b)(2), mortality shall be determined using the 1983 GAM table and the interest rate shall be equal to the sum of the rate on 10-year U.S. Treasury notes in effect on the first day of the Plan Year preceding or coincident with the Retirement Date plus 50 basis points.

     2.2   AECOM Pension Plan means the AECOM Technology Corporation Pension
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           Plan, as amended from time to time.

     2.3   AECOM Pension Plan Benefit means the annual benefit payable to the
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           Participant under the AECOM Pension Plan determined as though benefits were being paid as a single life annuity commencing on the Participant's Retirement Date.

     2.4   AECOM SIP means the AECOM Technology Corporation Stock Investment
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           Plan, a qualified plan with a 401(k) feature, as amended from time to time.

     2.5   AECOM SPP means the AECOM Technology Corporation Stock Purchase Plan,
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           a nonqualified deferred compensation plan, as amended from time to time.

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     2.6   Beneficiary means the person(s) designated by the Participant in
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           writing to receive the remaining installments under the five- or ten-year guaranteed installment option if the Participant dies before receiving all installments, or to receive the pre-retirement Death benefit described in Section 3.6. The Participant may change the Beneficiary at any time by submitting a signed written designation to the Committee. If the designated Beneficiary fails to survive the Participant and the Participant has not designated a successor Beneficiary, the remaining installment payments shall be paid to the Participant's surviving spouse, or if there is no spouse, his surviving descendants by right of representation or if there are none, his estate. If the Beneficiary survives the Participant, but dies before receiving all remaining installments, the remaining installments shall be paid to the Beneficiary's estate.

     2.7   Board of Directors means the Board of Directors of the Company.
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     2.8   Code means the Internal Revenue Code of 1986, as amended from time to
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           time.

     2.9   Committee means the Pension Committee or such other committee
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           designated or appointed by the Board of Directors to administer the
           Plan.

     2.10  Company means AECOM Technology Corporation.
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     2.11  Disability has the same meaning as under the AECOM Pension Plan.
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     2.12  Effective Date means July 1, 1996.
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     2.13  ERISA means the Employee Retirement Income Security Act of 1974, as
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           amended from time to time.

     2.14  Normal Retirement Age has the same meaning as under the AECOM Pension
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           Plan.

     2.15  Participant refers to an employee of the Company who is credited with
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           an Hour of Service under the AECOM Pension Plan on or after the
           Effective Date, whose AECOM Pension Plan Benefit is limited by Code
           Section 401(a)(17) or 415, and has been selected by the Board of Directors to participate in this Plan. The Committee shall maintain a record of Participants.

     2.16  Plan Administrator means the Committee.
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     2.17  Plan Year means the twelve-month period ending on September 30. The
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           first Plan Year begins on July 1, 1996, and ends on September 30,
           1996.

     2.18  Retirement Date means the first day of the month following the later
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           of (a) the Participant's earliest early retirement date under the
           AECOM Pension Plan and (b)

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           the Participant's termination of employment for any reason, including death.

     2.19  Spouse means the person to whom the Participant is married on his
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           Retirement Date or on his date of death, if earlier.

     2.20  Unlimited Pension Plan Benefit means a Participant's AECOM Pension
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           Plan Benefit calculated without regard to Code Sections 401(a)(17)
           and 415.

     2.21  Vested means the Participant has a vested employer-provided accrued
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           benefit under the AECOM Pension Plan.

III. Retirement and Death Benefits

     3.1   Normal Retirement Benefits
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           A Participant who terminates employment with the Company on or after attaining Normal Retirement Age shall be entitled to an annual benefit which is equal to

           (a)  the Participant's Unlimited Pension Plan Benefit minus

           (b)  the Participant's AECOM Pension Plan Benefit.

     3.2   Early Retirement Benefits
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           A Participant who terminates employment before attaining Normal
           Retirement Age and who is Vested shall be entitled to an annual benefit which is equal to the benefit under Section 3.1, reduced 1/144th for each calendar month (up to 36 months) by which the Participant's age on his Retirement Date is less than 65 and reduced 1/128th for each calendar month (up to 84 months) by which the Participant's age on his Retirement Date is less than 62.

     3.3   Termination of Employment
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           (a)  A Participant who terminates employment with the Company prior to his attaining Normal Retirement Age and who is not Vested shall not be entitled to any benefits under this Plan.

           (b) A Participant whose employment is terminated for cause shall not be entitled to any benefits under the Plan. A termination is "for cause" if the Participant is terminated for reasons related to the commission by the Participant in the course of employment of any material act of dishonesty, the disclosure by the Participant of any confidential information or the commission by the Participant of any act of gross carelessness or willful

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                misconduct.

     3.4   Rules Regarding Reductions
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           For purposes of calculating the amounts under Section 3.1, the following rules shall apply:

           (a) Any portion of the Participant's benefits under this Plan or the AECOM Pension Plan which is payable (or has been paid) to another person pursuant to a court order shall be treated as payable to the Participant.

           (b) The Participant's benefit under the AECOM Pension Plan shall be determined without regard to whether benefits have or have not commenced and without regard to the actual form of payment elected by the Participant.

     3.5   Form of Benefit
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           (a)  Unless a Participant makes an election pursuant to this Section, the Participant's benefit under Section 3.1, 3.2 or 3.3, as the case may be, shall be paid in equal monthly installments over the Participant's life, commencing on his Retirement Date and ending with the last payment made before his death.

           (b) The Participant may elect to receive his benefit in one of the following forms:

                (1) A lump sum paid on his Retirement Date which is the Actuarial Equivalent of the benefit described in paragraph
                     (a).

                (2) A five- or ten-year term certain, as the Participant elects, which is the Actuarial Equivalent of the benefit described in paragraph (a), paid in equal annual installments commencing on the Retirement Date. If the Participant dies after terminating employment, but before receiving all installment payments, the remaining installments will be paid as they come due to the Participant's Beneficiary.

                (3) A 50% joint and survivor annuity which is the Actuarial Equivalent of the benefit described in paragraph (a). Under this form, the Participant receives a reduced monthly payment for life. On his death, his surviving Spouse will receive a monthly benefit equal to 50% of the benefit the Participant was receiving. The Participant's benefit will commence on his Retirement Date and end with the last payment made before his death. The Spouse's

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                     survivor annuity will commence on the first day of the
                     month following the Participant's death and end with the last payment made before the Spouse's death. If the Spouse does not survive the Participant, no survivor benefits will be paid. If the Participant is not married on his Retirement Date, his election under this subparagraph will be deemed revoked and unless his election specified an alternative default choice, his benefit will be paid pursuant to paragraph (a).

           (c) The Participant's election must be made in writing within 30 days of the date he is notified by the Company of his participation in the Plan. The election is irrevocable.

           (d) Notwithstanding the foregoing, if the Participant is also a participant in the Supplemental Executive Retirement Plan ("SERP"), his benefit under this Plan shall be paid in the same form as his benefit under SERP.

     3.6   Pre-Retirement Death Benefits
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           If the Participant dies while employed by the Company and after becoming Vested, his Beneficiary shall receive the Actuarial Equivalent of the Participant's benefit under the Plan.

     3.7   Small Benefit Cashout
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           Notwithstanding he foregoing provisions or the Participant's election under Section 3.5, if the Actuarial Equivalent lump sum value of a Participant's benefit (or the survivor's benefit under Section 3.6) at his Retirement Date does not exceed $3,500, the benefit shall be paid in a single lump sum in lieu of all other benefits otherwise payable hereunder.

IV.  Amendment and Termination

     4.1   Amendment
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           The Board of Directors reserves the right in its discretion to amend this Plan at any time in whole or in part, provided, however, that no amendment shall result in the forfeiture of any Participant's Plan benefits earned prior to the date the Board adopts the amendment. The Company shall notify Participants (and the Spouses of deceased Participants) of any amendments which affect the amount or timing of benefits within 90 days of the effective date of such amendments.

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     4.2   Termination
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           The Board of Directors may terminate the Plan at any time.
           Termination shall not result in the forfeiture of any Participant's benefits earned prior to the date the Board adopts a resolution terminating the Plan.

V.   Administration

     5.1 This Plan shall be adopted by the Company and shall be administered by the Committee.

     5.2 The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, and the rules and regulations, and to make all other determinations and interpretations of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, except as otherwise provided by law. Committee members who are Participants shall abstain from voting on any Plan matters that would cause them to be in constructive receipt of benefits under the Plan. The Committee may delegate its responsibilities as it sees fit.

     5.3 If a Participant or Spouse believes benefits have been incorrectly calculated or denied, such person may file a claim with the Committee. The Committee shall follow the claims procedures in the AECOM Pension Plan.

     5.4   All Plan administrative expenses shall be paid by the Company.

     5.5 The Company shall indemnify the Committee and each Committee member against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member's official capacity, except when due to the individual's own gross negligence or willful misconduct.

VI.  General Provisions

     6.1   No Funding Obligation. The amounts accrued by a Participant hereunder
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           are not held in a trust or escrow account and are not secured by any specific assets of the Company or in which the Company has an interest. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither the Participant, the Spouse nor the Participant's estate shall have any rights against the Company with respect to any portion of the Participant's benefits except as a general unsecured creditor of the Company. No Participant has an interest in his benefits until the Participant actually receives payment.

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     6.2   Non-alienation of Benefits. No benefit under this Plan may be sold,
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           assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant or Spouse, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

     6.3   Limitation of Rights. Nothing in this Plan shall be construed to
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           limit in any way the right of the Company to terminate a
           Participant's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Company (a) will employ a Participant in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards from such programs.

     6.4   Applicable Law.  This Plan shall be construed and its provisions
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           enforced and administered in accordance with the laws of the State of
           California except as otherwise provided in ERISA.

This Plan is hereby adopted by the Company on this 20th day of Novermber, 1997.


                                         AECOM TECHNOLOGY CORPORATION

                                         By /ILLEGIBLE/

                                         Its ___________________________________

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